Exhibit 13



Legg Mason Wood Walker, Incorporated
111 South Calvert Street, P.O. Box 1476, Baltimore, MD 21203-1476
410-539-0000




                                                                  March 31, 1993



Legg Mason Global Trust, Inc.
111 South Calvert Street
Baltimore, Maryland 21202

Ladies and Gentlemen:

         Please be advised that the 10,000 shares of Legg Mason Global Trust, Inc. which we have today purchased from you in the aggregate amount of $100,000 were purchased as an investment with no present intention of redeeming or selling such shares and we do not have any intention of redeeming or selling such shares.


                                                 Very truly yours,

                                                 LEGG MASON FUND ADVISER, INC.

                                                 By: /s/William H. Miller
                                                 _____________________________
                                                 William H. Miller, III
                                                 President